SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21 and 22, 2005, Elizabeth A. Sanders, Douglas P. Beighle and William D. Schulte submitted notices of resignation from the Board of Directors of Washington Mutual, Inc. (the "Company").  Ms. Sanders is resigning for personal reasons and her resignation will be effective April 20, 2005.  Messrs. Beighle and Schulte are resigning pursuant to the Company’s director retirement policy contained in the Company’s Corporate Governance Guidelines, and their resignations will be effective August 31, 2005.  The current terms of Mr. Beighle and Ms. Sanders would have expired at the Company's annual meeting of shareholders in 2006 and Mr. Schulte's term would have expired at the 2007 annual meeting.  The vacancies created by such resignations may be filled by a majority of the remaining directors in accordance with the Company's Bylaws.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Daryl David Daryl David Executive Vice President